UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

INTAC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong

(Address of principal executive offices)    (Zip code)

+(852) 2385-8789

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2004, the Registrant entered into a Stock for Stock Exchange Agreement with Forever Sino International Limited (the “Seller”), a company incorporated in HongKong, the People’s Republic of China, pursuant to which the Registrant acquired from the Seller all of the outstanding equity securities of Beijing Huana Xinlong Information & Technology Development Co., Ltd., a company incorporated in the People’s Republic of China (the “Acquisition”). As consideration for the Acquisition, the Registrant issued 1,000,000 shares of its common stock to the Seller on December 31, 2004, and agreed to issue up to an additional 1,000,000 shares to the Seller, the exact number of which would be calculated based on the net income of the Company for the period from December 1, 2004 to December 31, 2005. For more details, please refer to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2004.

On March 22, 2006, the Registrant entered into an Amendment to Stock for Stock Exchange Agreement, pursuant to which the Registrant issued an additional 601,272 shares of its common stock to the Seller on March 23, 2006, as part of the consideration for the Acquisition. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibit No.

3.1 Amendment to Stock for Stock Exchange Agreement dated March 22, 2006, between INTAC International, Inc. and Forever Sino International Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAC INTERNATIONAL, INC.

Date: March 28, 2006

	By:	/s/ J. David Darnell
	Name:	J. David Darnell
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Stock for Stock Exchange Agreement dated March 22, 2006, between INTAC International, Inc. and Forever Sino International Limited